UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2011

NEW ENGLAND BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-51589	04-3693643
(State or other Jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

855 Enfield Street, Enfield, Connecticut 06082
(Address of principal executive offices)

 (860) 253-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The 2011 Annual Meeting of Stockholders of New England Bancshares, Inc. (the “Company”) was held on August 11, 2011 (the “Annual Meeting”).  The matters considered and voted on by the Company’s stockholders at the Annual Meeting and the vote of the stockholders was as follows:

Matter 1. The election of Thomas O. Barnes, Peter T. Dow, William C. Leary and Dorothy K. McCarty as directors for a term of three years, and the election of Thomas P. O’Brien for a term of one year.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Thomas O. Barnes	3,000,261	160,865	1,792,475
Peter T. Dow	2,964,497	196,629	1,792,475
William C. Leary	2,985,479	175,647	1,792,475
Dorothy K. McCarty	2,981,365	179,761	1,792,475
Thomas P. O’Brien	3,000,401	160,725	1,792,475

Matter 2.  The ratification of the appointment of Shatswell, MacLeod & Company P.C. as independent auditors of New England Bancshares, Inc. for the fiscal year ending March 31, 2012.

Shares Voted For	Shares Voted Against	Abstentions
4,855,433	74,028	24,140

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW ENGLAND BANCSHARES, INC.

DATE: August 16, 2011	By:	/s/ David J. O'Connor
David J. O'Connor President and Chief Executive Officer